                               Exhibit (8)(e)(2)
                               -----------------

     Partial Termination of Participation Agreement among MFS Variable Insurance Trust, PFL Life Insurance Company and Massachusetts Financial Services Company.

                PARTIAL TERMINATION OF PARTICIPATION AGREEMENT


     This PARTIAL TERMINATION OF PARTICIPATION AGREEMENT is made and entered into this 28/th/ day of January, 1999, by and among MFS VARIABLE INSURANCE TRUST, a Massachusetts business trust (the "Trust"), PFL LIFE INSURANCE COMPANY, an Iowa stock life insurance company (the "Company"), and MASSACHUSETTS FINANCIAL SERVICES COMPANY, a Delaware corporation ("MFS").


     WHEREAS, the Trust, the Company and MFS entered into a Participation Agreement dated November 24, 1997, as amended by Amendment No. 1 dated November 24, 1997 (the "Participation Agreement");

     WHEREAS, the Trust and MFS desire to terminate the Participation Agreement with respect to one of the Portfolios, the MFS/Foreign & Colonial Emerging Markets Equity Series;

     WHEREAS, the Company desires to waive notice of such termination so as to make it effective on May 1, 1999;

     WHEREAS, defined terms used in this instrument have the same meaning as defined in the Participation Agreement;

     NOW, THEREFORE, in consideration of their mutual promises, the Trust, MFS and the Company agree as follows:

1. Pursuant to Section 11.1(a) of the Participation Agreement, the Participation Agreement is hereby terminated with respect to one of the Portfolios, the MFS/Foreign & Colonial Emerging Markets Equity Series (the "Terminated Portfolio"), effective May 1, 1999. The Company hereby waives its right to receive six (6) months advance written notice of this termination.

2. Pursuant to Section 11.5 of the Participation Agreement, the owners of existing Policies as of May 1, 1999 ("Existing Policies") shall be permitted to transfer or reallocate investment under the Policies into or out of the Terminated Portfolio, redeem investments in the Terminated Portfolio, and invest in the Terminated Portfolio upon making additional purchase payments under their Existing Policies. Policies not in effect on
                                                               ---
     May 1, 1999 shall not be permitted to make any investment of any nature in
                       ---
     the Terminated Portfolio.

3. Schedule A to the Participation Agreement is hereby amended by the attached Schedule A, which has been modified to clarify that the Terminated Portfolio is only available for investment by owners of Existing Policies.

     IN WITNESS WHEREOF, each of the parties hereto has caused this instrument to be executed in its name and on its behalf by its duly authorized representative.


                                   PFL LIFE INSURANCE COMPANY
                                   By its authorized officer,

                                   By: /s/ Larry N. Norman
                                      ------------------------------------------
                                   Title: EXECUTIVE VICE PRESIDENT
                                         ---------------------------------------


                                   MFS VARIABLE INSURANCE TRUST,
                                   ON BEHALF OF THE PORTFOLIOS
                                   By its authorized officer,

                                   By:James R. Bordewick, Jr
                                      ------------------------------------------
                                      James R. Bordewick, Jr.
                                      Assistant Secretary


                                   MASSACHUSETTS FINANCIAL SERVICES COMPANY
                                   By its authorized officer,



                                   By:Jeffrey L. Shames
                                      ------------------------------------------
                                      Jeffrey L. Shames
                                      Chairman and Chief Executive Officer

                                                                January 28, 1999

                                  SCHEDULE A

                       ACCOUNTS, POLICIES AND PORTFOLIOS
                    SUBJECT TO THE PARTICIPATION AGREEMENT
                    --------------------------------------


========================================================================================================================
         NAME OF SEPARATE
         ACCOUNT AND DATE                          POLICIES FUNDED                               PORTFOLIOS
     ESTABLISHED BY BOARD OF DIRECTORS           BY SEPARATE ACCOUNT                       APPLICABLE TO POLICIES
========================================================================================================================
      PFL Retirement Builder                  PFL Life Insurance Company                 MFS Emerging Growth Series
     Variable Annuity Account                        Policy Form                            MFS Research Series
          March 29, 1996                        No. AV288-101-985-796                     MFS Total Return Series
                                       (including successor forms, addenda and              MFS Utilities Series
   Legacy Builder Variable Life           endorsements - may vary by state)           MFS Foreign & Colonial Emerging
         Separate Account                      under marketing names:                      Markets Equity Series
        November 20, 1998            "Retirement Income Builder Variable Annuity"
                                         "Portfolio Select Variable Annuity"

                                              PFL Life Insurance Company
                                            Policy Form No.'s VL20 & JL20
                                     Under the marketing name "Legacy Builder II"
------------------------------------------------------------------------------------------------------------------------

     ____________________________
     * This Series is only available for investment by owners of Policies which were in existence on May 1, 1999.